UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 15, 2015

MEETINGHOUSE BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54779	45-4640630
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

2250 Dorchester Avenue, Dorchester, Massachusetts		02124
(Address of Principal Executive Offices)		(Zip Code)

(617) 298-2250
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events.

On September 15, 2015, Meetinghouse Bancorp, Inc. (the “Company”) completed its previously reported plan to repurchase of up to 7,669 shares of its outstanding common stock.  The Company repurchased all 7,669 shares at a price of $14.50 per share.  As a result of the repurchases the Company has 661,250 shares of common stock outstanding as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEETINGHOUSE BANCORP, INC.

Date: September 17, 2015	By: /s/ Anthony A. Paciulli
Anthony A. Paciulli
President and Chief Executive Officer